Exhibit 15.1

Our ref	SQG/302248-000002/31652131v1
Direct tel	+852 2522 9333
Email	derrick.kan@maples.com

Trip.com Group Limited

30 Raffles Place, #29-01

Singapore 048622

11 April 2025

Dear Sirs

Trip.com Group Limited (the “Company”)

We consent to the reference to our firm under the headings “Item 6. Directors, Senior Management and Employees — Enforceability of Civil Liabilities” and “Item 10. Additional Information — E. Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2024, which will be filed with the Securities and Exchange Commission in the month of April 2025 and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899, No. 333-230297 and No. 333-257784) that were filed on 17 June 2004, 3 August 2006, 17 October 2007, 22 June 2017, 15 March 2019 and 9 July 2021, respectively.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP